EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement of Meditrust Corporation and/or Meditrust Operating Company on Form S-8 of our report dated December 1, 1997, with respect to the consolidated financial statements and schedules of Cobblestone Holdings, Inc. included in Meditrust Corporation and Meditrust Operating Company's Current Report on Form 8-K dated May 13, 1998, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

San Diego, California
June 22, 1998